                                                                     EXHIBIT 1.1

             TEXACO INC.                       TEXACO CAPITAL INC.
       2000 WESTCHESTER AVENUE                   1013 CENTRE ROAD
     WHITE PLAINS, NEW YORK 10650           WILMINGTON, DELAWARE 19801

                            ------------------------

                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS

                             ---------------------

                                                               February 18, 1998

To: The firm or firms who may be
   Purchasers of Purchased Securities

Dear Sirs:

    Texaco Inc. ("Texaco") and Texaco Capital Inc. (the "Company"), both Delaware corporations, are considering issuing and selling in the United States, from time to time, up to $1,250,000,000 (or the equivalent in foreign denominated currency or units based on or related to currencies, including European Currency Units) of their securities ("Securities"), or if any Securities are to be issued at original issue discount, such greater amount as shall result in net proceeds of $1,250,000,000. Debt Securities issued by the Company will be guaranteed ("Guaranties") by Texaco. The Company and Texaco have registered the Securities with the Securities and Exchange Commission ("Commission") under a registration statement, including a prospectus, filed with the Commission in accordance with the provisions of the Securities Act of 1933 ("Act") and the applicable rules and regulations, including specifically Rule 415, of the Commission. The registration statement, as subsequently amended or supplemented by the supplement to the Prospectus referred to in Section 2, and all prior amendments and supplements thereto (other than supplements relating to Securities that are not Purchased Securities) (as hereinafter defined) is referred to as the "Registration Statement" and the prospectus, as so amended or supplemented, including all material incorporated by reference therein, is referred to as the "Prospectus."

    Debt Securities, when issued by the Company, will be issued in series under an Indenture dated as of August 24, 1984 as (1) supplemented and restated by the First Supplemental Indenture dated as of January 31, 1990, (2) further amended by the First Supplement to the First Supplemental Indenture dated as of October 11, 1990, and (3) further amended by the Second Supplement to the First Supplemental Indenture, dated as of August 5, 1997, (as so supplemented and amended, the "Indenture") among the Company, Texaco and The Chase Manhattan Bank, as Trustee (the "Trustee"), heretofore filed with the Commission and qualified under the Trust Indenture Act of 1939, as amended ("TIA") and the rules and regulations applicable to the TIA.

    Debt Securities, when issued by Texaco, will be issued in series under an indenture to be entered into between Texaco and a trustee and filed with the Commission and qualified under the TIA.

    The Common Stock of Texaco is described in its Certificate of Incorporation.

    Preferred Stock, when issued by Texaco, will be described in a Certificate of Designations to be filed by Texaco with the Secretary of State of the State of Delaware.

    Depositary Shares, when issued by Texaco, will be deposited with a depositary under a Deposit Agreement with a depositary as specified in the Underwriting Agreement.

    Warrants, when issued, will be issued under a warrant agreement ("Warrant Agreement") among the Company, Texaco and a bank or trust company as warrant agent as specified in the Underwriting Agreement.

    The various series of Securities may be issued in United States dollars or a foreign denominated currency or units based on or related to currencies (such as the European Currency Units) and may have varying interest rates, maturities, redemption provisions, exercise prices, expiration dates and selling prices and will be subject to such other terms and conditions as may be determined at the time of the sale of each series of Securities. Particular series of the Securities may be sold to one or more firms for resale in accordance with the terms of offering determined at the time of sale.

    The series of Securities involved in a sale are referred to as the "Purchased Securities," and the firm or firms which agree to purchase the Purchased Securities are referred to individually as a "Purchaser" and collectively as the "Purchasers."

    1. UNDERWRITING AGREEMENT. (a) The obligation of the Company or Texaco to sell Purchased Securities, the obligation of Texaco to guarantee Purchased Securities and the obligation of a Purchaser to purchase the Purchased Securities will be evidenced by facsimile exchange or other written communications ("Underwriting Agreement") at the time the Company or Texaco determines to sell Purchased Securities, Texaco agrees to guarantee Debt Securities, and a Purchaser agrees to purchase Purchased Securities.

    (b) An Underwriting Agreement shall incorporate by reference the provisions of this Agreement and be substantially in the form of Exhibit A hereto and shall specify:

        (i) the name of each Purchaser purchasing the Purchased Securities and the name of the Purchaser or Purchasers who shall act as representative for all of the Purchasers (the "Representative," whether one or more);

        (ii) the number of shares of Common Stock or Preferred Stock, the principal amount and denomination of Debt Securities, the number of Depositary Shares or the number of Warrants to be purchased by each Purchaser;

        (iii) the purchase price to be paid by the Purchasers for the Purchased Securities;

        (iv) the terms of any Delayed Delivery Contracts (as hereinafter defined);

        (v) the terms and conditions of the Purchased Securities not otherwise specified in the Indenture, Certificate of Designations, Deposit Agreement or Warrant Agreement, such as the interest rate, maturity, redemption provisions, sinking fund requirements, exercise price of the Warrants, the principal amount of Debt Securities issuable upon exercise of one such Warrant ("Warrant Securities"), the date after which Warrants are exercisable, the expiration date thereof and the date, if any, after which the Warrants are detachable;

        (vi) the time and date of delivery of and payment for the Purchased Securities ("Closing" or "Closing Date") including the form of payment;

        (vii) the details of the terms of the offering of the Purchased Securities to the public, which will be reflected in a supplement to the Prospectus relating to the offering of the Purchased Securities; and

        (viii) the file number of the registration statement relating to the purchased securities; and

        (ix) any other changes which may be agreed to at the time.

    (c) If more than one firm agrees to purchase the Purchased Securities, the obligation of each Purchaser shall be several and not joint. Purchased Securities, when delivered, will be in such denominations and registered in such names as the Purchasers request and Debt Securities will have the Guaranties endorsed thereon.

    (d) If the Company or Texaco agrees, and the Underwriting Agreement so provides, the Purchasers may solicit offers to purchase Purchased Securities on the terms and subject to the conditions set forth in the supplement to the Prospectus pursuant to "Delayed Delivery Contracts" substantially in the form of Exhibit H attached hereto but with such changes therein as the Company or Texaco may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company or Texaco and of the types set forth in the Prospectus. On the Closing Date the Company or Texaco will pay the Representative as compensation, for the accounts of the Purchasers, the fee set forth in the Underwriting Agreement in respect of the principal amount of Purchased Securities sold under Delayed Delivery Contracts. The Purchasers will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

    If the Company or Texaco executes and delivers Delayed Delivery Contracts with institutional investors, the Purchased Securities so sold shall be deducted from the Purchased Securities to be purchased by the several Purchasers and the aggregate principal amount of Purchased Securities to be purchased by each Purchaser shall be reduced pro rata in proportion to the principal amount of Purchased Securities set forth opposite each Purchaser's name in the Underwriting Agreement, except to the extent that the Representative determines that such reduction shall be otherwise and so advises the Company or Texaco.

    2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND TEXACO. In connection with each purchase, sale and offering of Purchased Securities:

        (a) The Company and Texaco severally represent and warrant to each Purchaser that:

           (i) the Registration Statement has become effective;

           (ii) each document of Texaco, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and incorporated by reference in the Prospectus complied, or will comply when filed, in all material respects with the 1934 Act and the rules and regulations thereunder;

           (iii) the Indenture complies in all material respects with the TIA;

           (iv) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Act relating to the Purchased Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

           (v) the Prospectus filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the applicable rules and regulations thereunder;

           (vi) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations thereunder;

           (vii) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon written information furnished to the Company or Texaco by the Purchasers or the Trustee expressly for use therein; and

           (viii) they are in compliance with all provisions of Florida Statutes
       Section 517.075 (Chapter 92-198, Laws of Florida), relating to doing business with Cuba.

        (b) The Company and Texaco severally covenant and agree with each Purchaser that:

           (i) if at any time when a Prospectus relating to the Purchased Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act or the applicable rules or regulations, the Company and Texaco will promptly advise the Representative and will prepare and file with the Commission, at the Company's or Texaco's own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance PROVIDED, THAT, before amending or supplementing the Registration Statement or the Prospectus with respect to the Purchased Securities the Company or Texaco will furnish the Representative with a copy of such proposed amendment or supplement;

           (ii) the Company and Texaco will furnish to the Representative a copy of the Registration Statement and, at the Company's or Texaco's own expense, will print and deliver to the Purchasers at the locations requested by them, the number of copies of the Prospectus as may be reasonably requested in connection with the offering of the Purchased Securities;

           (iii) not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of Texaco during which a Closing Date occurs, Texaco will make generally available to securityholders an unaudited, consolidated, condensed income statement covering such 12-month period which will satisfy the provisions of
       Section 11(a) of the Act and the Rules and Regulations thereunder;

           (iv) the Company and Texaco will severally take such action as the Representative may reasonably request and reimburse the Purchasers for any expenses (including fees and disbursements of counsel) reasonably incurred in connection with the qualification of the Purchased Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Purchasers designate;

           (v) the Company and Texaco will not, after an Underwriting Agreement has been executed and delivered, and prior to the earlier of the Closing Date or the date on which the distribution of the Purchased Securities ceases, offer or sell any other series of Securities or other instruments which are substantially similar to the Purchased Securities, without the prior consent of the Representative, except for Securities issued or other instruments issued pursuant to negotiations in progress at the time an Underwriting Agreement is executed and delivered, provided the Representative shall then have been so advised by the Company; and

           (vi) the Company and Texaco will pay all expenses incidental to the performance of their obligations under an Underwriting Agreement and any fees charged by investment rating agencies in connection with the rating of Purchased Securities.

    3. CONDITIONS. The obligations of the Purchasers to purchase and pay for any issue of Purchased Securities under an Underwriting Agreement will be subject to the accuracy of the representations and warranties on the part of the Company and Texaco herein on and as of the Closing Date, to the performance by the Company and Texaco of their obligations hereunder and to the following additional conditions precedent:

        (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, Texaco or the Purchasers, shall be contemplated by the Commission, and there shall have been no material adverse change (not in the ordinary course of business) in the financial condition of Texaco and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Registration Statement and the Prospectus as supplemented or amended;

        (b) Each Purchaser shall have received an opinion of Paul R. Lovejoy, Esq., (or such other counsel as the Company or Texaco may designate and as may be approved by the Representative) as counsel for the Company and Texaco, dated the Closing Date, as to the matters and in substantially the form set forth in Exhibit B hereto;

        (c) Each Purchaser shall have received an opinion of Davis Polk & Wardwell, counsel for the Purchasers, dated the Closing Date, as to the matters and in substantially the form set forth in Exhibit C;

        (d) The Representative shall have received a certificate dated the Closing Date signed by the Secretary or any Assistant Secretary of the Company as to the matters and in substantially the form of Exhibit D hereto;

        (e) The Representative shall have received (i) a certificate dated the Closing Date and signed by a Vice President, the Treasurer or the Comptroller of Texaco as to the matters and in substantially the form of Exhibit E hereto, (ii) a certificate dated the Closing Date and signed by the Secretary or any Assistant Secretary of Texaco as to the matters and in substantially the form of Exhibit F hereto, and (iii) a certificate of the Secretary of State of Delaware as of a recent date, as to the good standing of Texaco and;

        (f) The Representative shall have received a letter from Arthur Andersen LLP dated the Closing Date, with respect to Texaco as to the matters and in the form set forth in Exhibit G hereto, the Representative hereby agreeing that the procedures reflected in Exhibit G are acceptable to it, notwithstanding the descriptive legend in Exhibit G.

    4. INDEMNIFICATION. (a) The Company and Texaco severally agree to indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, from and against any and all expenses, losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (if used when a Prospectus relating to the Purchased Securities is required to be delivered under the Act), as amended or supplemented, or any preliminary Prospectus, Prospectus or supplement to the Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company or Texaco by such Purchaser expressly for use therein.

    (b) If any proceeding, including any governmental investigation, shall be instituted involving any Purchaser or any person controlling such Purchaser, in respect of which indemnity may be sought against the Company or Texaco, such Purchaser shall promptly notify the Company and Texaco in writing, and the Company or Texaco shall assume the defense thereof on behalf of such Purchaser or controlling person, including the employment of counsel and payment of all expenses. Any Purchaser or any such controlling person shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser or such controlling person unless (i) the employment of such counsel has been specifically authorized by the Company or Texaco or (ii) the named parties to any such action (including any impleaded parties) include such Purchaser or such controlling person and the Company or Texaco and such Purchaser or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or Texaco (in which case neither the Company nor Texaco shall have the right to assume the defense of such action on behalf of such Purchaser or such controlling person, it being understood, however, that the Company and Texaco shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Purchasers and controlling persons, and such firm shall be designated in writing by the Representative). All such fees and expenses shall be paid periodically as incurred. Neither the Company nor Texaco shall be liable for any settlement of any such proceeding effected without its written consent, but if settled with the written consent of the Company and Texaco or if there be a final judgment for the plaintiff in any such action, the Company and Texaco agree to indemnify and hold harmless any Purchaser and any such controlling person from and against any loss or liability by reason of such settlement or judgment. Neither the Company nor Texaco shall, without the prior written consent of the Purchaser or such controlling person, effect any settlement of any pending or threatened proceeding in respect of which any Purchaser or any person controlling such Purchaser is a party and indemnity has been sought hereunder by such Purchaser or such controlling person, unless such settlement includes an unconditional release of such Purchaser or such controlling person from all liability on claims that are the subject matter of such proceeding.

    (c) Each Purchaser severally agrees to indemnify and hold harmless each of the Company and Texaco, its directors, its officers who sign the Registration Statement and any person controlling the Company or Texaco to the same extent as the foregoing indemnity from the Company and Texaco to each Purchaser, but only with reference to written information furnished by such Purchaser expressly for use in the Registration Statement or any preliminary Prospectus, Prospectus or supplement to the Prospectus. In case any action shall be brought against the Company or Texaco, or any of their directors or any officer or controlling person in respect of which indemnity may be sought against any Purchaser, the Purchaser shall have the rights and duties given to the Company and Texaco, and the Company and Texaco, their directors or any such officer or controlling person shall have the rights and duties given to the Purchaser, by paragraph 4(b).

    (d) If the indemnification provided for in paragraph 4(a) or 4(c) is unavailable to an indemnified party for any reason other than as specified therein, or is insufficient in respect of any expenses, losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or Texaco on the one hand and the Purchasers on the other from the offering of the Purchased Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or Texaco on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or Texaco on the one hand and the Purchasers on the other in connection with the offering of the Purchased Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Purchased Securities (before deducting expenses) received by the Company or Texaco bear to the total underwriting discounts and commissions received by the Purchasers in respect thereof. The relative fault of the Company or Texaco on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Texaco or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company, Texaco and the Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph 4, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten and distributed to the public by such Purchaser were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this paragraph 4 are several, in proportion to the respective principal amounts of Purchased Securities purchased by each of such Purchasers, and not joint.

    5. TERMINATION. An Underwriting Agreement shall be subject to termination, in the discretion of the Representative, by notice given to the Company and Texaco prior to the Closing Date, if prior thereto (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the City of New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or material escalation of hostilities or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets of the United States of America as, in the reasonable judgment of the Representative, to prevent or materially impair the marketing, or enforcement of contracts for sale, of Purchased Securities.

    6. DEFAULT. (a) If any Purchaser shall fail to purchase the Purchased Securities which it has agreed to purchase pursuant to an Underwriting Agreement ("Defaulting Purchasers" whether one or more) and:

        (i) the aggregate principal amount of the Purchased Securities which the Defaulting Purchasers agreed but failed to purchase is 10% or less of the aggregate principal amount of all of the Purchased Securities, the other Purchasers ("Non-Defaulting Purchasers" whether one or more) may make arrangements satisfactory to the Company and Texaco for the purchase of such Purchased Securities by other persons, including any of the Non-Defaulting Purchasers, but if no such arrangements are made by the Closing Date, the Non-Defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Securities which the Defaulting Purchasers agreed but failed to purchase; provided that in no event shall the principal amount of Purchased Securities which any Non-Defaulting Purchaser has agreed to purchase hereunder be increased pursuant to this Section 6(a) by an amount in excess of one-ninth of such principal amount, without the written consent of the Non-Defaulting Purchaser; or

        (ii) the aggregate principal amount of the Purchased Securities which the Defaulting Purchasers agreed but failed to purchase is more than 10% of the aggregate principal amount of all of the Purchased Securities and arrangements satisfactory to the Non-Defaulting Purchasers, the Company and Texaco for the purchase of such Purchased Securities are not made within thirty-six hours after such default, the Underwriting Agreement will terminate without liability on the part of the Non-Defaulting Purchasers, the Company or Texaco. As used in this Section, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a Defaulting Purchaser from liability for its default.

    (b) If the Company or Texaco shall fail or refuse to comply with the terms of an Underwriting Agreement after the date thereof, the Purchasers by notice given to the Company and Texaco at any time prior to the Closing Date may terminate the Underwriting Agreement, in which event the Company and Texaco shall be severally liable for and shall reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by the Purchasers in connection with the offer and sale of the Purchased Securities but the Company and Texaco shall not be otherwise liable to the Purchasers.

    7. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The respective representations, warranties, agreements and indemnities of the Company, Texaco and the Purchasers set forth in or made pursuant hereto will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, the Company, Texaco or any of their officers or directors or any controlling person, and will survive delivery of and payment for Purchased Securities. The provisions of

Sections 2(b)(iv) and (vi) and 4 hereof shall survive the termination or cancellation of any Underwriting Agreement.

    8. NOTICES. All communications hereunder will be in writing, and, if sent to the Purchasers, will be mailed, delivered or telecopied and confirmed to them at the address set forth in an Underwriting Agreement, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 1013 Centre Road, Wilmington, Delaware 19801, with a copy to Texaco, and, if sent to Texaco, will be mailed, delivered or telecopied and confirmed to it at 2000 Westchester Avenue, White Plains, New York 10650, Attention: Treasurer, with a copy to the Company.

    9. SUCCESSORS. An Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers and directors and controlling persons referred to in Section 4, and no other person will have any right or obligation thereunder.

    10. MISCELLANEOUS. An Underwriting Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. An Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    11. REPRESENTATIVE OF PURCHASERS. When a Representative has been designated in the Underwriting Agreement, the Representative is authorized to act for the several Purchasers in connection with any sale of Purchased Securities and any action taken under an Underwriting Agreement by a Representative shall be binding upon all the Purchasers.

                                          Very truly yours,

                                                       TEXACO CAPITAL INC.
                                                                        By

                                                       TEXACO INC.
                                                                        By

                                   EXHIBIT A
                                       TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS

                                    FORM OF
                            UNDERWRITING AGREEMENT*

                                                                   [Insert Date]

TEXACO CAPITAL INC.                                         TEXACO INC.
1013 Centre Road                                            2000 Westchester Avenue
Wilmington, Delaware 19801                                  White Plains, NY 10650
                                                            ATTENTION: Treasurer

Dear Sirs:

    The undersigned (the "Representative") understands that [Texaco Inc., ("Texaco")] [Texaco Capital Inc.], a Delaware corporation (the "Company"),
proposes to issue and sell [$      aggregate principal amount of [Title of Debt
Securities (the "Debt Securities")] [      shares of Common Stock] [      shares
of Preferred Stock, Series       ] [      Depositary Shares]. [We understand
that the Company also proposes to issue and sell [number] of warrants (the
"Warrants") to purchase $      aggregate principal amount of [title of
securities] (the "Warrant Securities"), each of which Warrants will entitle the
holder thereof to purchase $    principal amount of Warrant Securities [and the
Warrants and Warrant Securities are to be issued and sold in units consisting of
$      principal amount of Debt Securities and [[number] of] Warrants]]. The
Debt Securities [and the Warrant Securities] will be guaranteed by Texaco, Inc. The [Debt Securities] [Debt Securities with Warrants] [and] [Warrants] [Common Stock] [Preferred Stock] [Depositary Shares] are herein [collectively] called the "Purchased Securities." Subject to the terms and conditions set forth herein or incorporated by reference herein it is agreed that [Texaco] [the Company] will sell, [Texaco will guarantee] and the Purchaser or Purchasers named below (such purchaser or purchasers being herein called the "Purchasers") will purchase, severally and not jointly, the [amounts of Securities] [number of
shares] set forth below opposite their names [at    % of the aggregate principal
amount of the Debt Securities and accrued interest thereon, if any, from , 199 to the date of payment and delivery]:

                                                                       PRINCIPAL     NUMBER OF
NAME                                                                    AMOUNT        SHARES
-------------------------------------------------------------------  -------------  -----------

                                                                     $

    Total..........................................................  $

------------------------

* The provisions of this Form will be completed or modified as appropriate to reflect the terms of the Securities. Monetary amounts may be in U.S. dollars or the equivalent thereof in foreign denominated coin or currency or units based on or relating to currencies (including European Currency Units
    (ECU)).

    The Purchasers will pay for such Purchased Securities upon delivery thereof at [state location] at [state time] (New York time) on [state date], or at such other time not later than [state date] as shall be designated by the Representative, in [insert type of funds].

    [The Debt Securities to be purchased shall have the following terms:]

        [Currency of Denomination:]

        [Currency of Payment:]

        Maturity:

        Interest Rate:

        [Form and Denomination:]

        [Redemption Provisions:]

        Interest Payment Dates:

        [Other terms:]

    [The Warrants to be purchased shall have the following terms:]

        [Exercise price:]

        [Detachability Date:]

        [Exercise commencement date:]

        [Expiration date:]

        [Other terms:]

    [The Warrant Securities shall have the following terms:]

        [Interest Rate:]

        [Maturity:]

        [Redemption:]

        [Interest Payment Dates:]

        [Other terms:]

    [The Preferred Stock shall have the following terms:]

        [Designation, Purchase Price and Description:]

        [Liquidation Preference Per Share:]

        [Number of Shares:]

        [Purchase Price Per Share (including accrued dividends, if any):]

        [Other Provisions:]

    [Delayed Delivery Contract Arrangements:]

        [Fee:]

        [Minimum principal amount of each contract:]

        [Maximum principal amount of all contracts:]

    Except as otherwise set forth herein, all the provisions contained in the document entitled Underwriting Agreement Standard Provisions dated as of February 18, 1998, filed as an exhibit to the Registration Statement (No.
33-     ), a copy of which has previously been received by the Representative, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

    Please confirm your agreement by having an officer of the Company and Texaco sign a copy of this Agreement in the space set forth below and returning it to us no later than [state date and time] by wire, fax, telex or other means.

                                          Very truly yours,
                                          [Name of Representative]
                                          By ___________________________________

                                              Acting severally on behalf of
                                                  itself and the several
                                                  Purchasers named above

Accepted as of the date first above
written:

TEXACO CAPITAL INC.

    By ___________________________________________

       TITLE:

TEXACO INC.

    By ___________________________________________

       TITLE:

                                   EXHIBIT B
                                       TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS

                                    FORM OF
                        OPINION OF PAUL R. LOVEJOY, ESQ.

                                                                  [Closing Date]

To the Purchasers party to the
Underwriting Agreement dated                with
TEXACO CAPITAL INC. and TEXACO INC.
c/o [name and address of Representative of the Purchasers]

Dear Sirs:

    I have acted as Counsel for Texaco Capital Inc. (the "Company") a Delaware corporation and Texaco Inc. ("Texaco") a Delaware corporation, in conjunction with the issuance and sale today by the Company to you pursuant to the terms of the aforementioned Underwriting Agreement (the "Underwriting Agreement") incorporating by reference the provisions of the Underwriting Agreement Standard
Provisions dated February 18, 1998 ("Standard Provisions") of [$    principal
amount of its    %               due               ] [    shares of       ]
("Purchased Securities") [guaranteed by Texaco (the "Guaranties")] [together with the] [[number] of warrants (the "Warrants") to purchase [name of security] (the "Warrant Securities")] to be issued pursuant to the Indenture. This opinion is given pursuant to Paragraph 3(b) of the Standard Provisions. Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement or the Standard Provisions.

    I have participated in the preparation of the Underwriting Agreement, the Standard Provisions, the Indenture, the Purchased Securities[, the Guaranties,] [the Deposit Agreement,] [the Warrant Agreement,] the Registration Statement, the Prospectus and the supplement to the Prospectus. As to various questions of fact material to my opinion I have relied upon representations made in the Underwriting Agreement and the Standard Provisions and upon the certificates of the Officers of the Company and Texaco. I have also examined such certificates of public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as I have deemed necessary in connection with the opinions hereinafter set forth.

    Based on the foregoing and upon such investigation as I have deemed necessary, I give you my opinion as follows with respect to the Company:

        1. ORGANIZATION AND STANDING, ETC. OF THE COMPANY. The Company has been duly organized and is validly existing in good standing under the laws of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business requires it.

        2. CORPORATE POWER, ETC. TO PERFORM THE UNDERWRITING AGREEMENT, ETC. The Company has the corporate power and authority to enter into and perform the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture] [the Deposit Agreement,] [, the Warrant Agreement] and to issue and deliver the Purchased Securities.

        3. EXECUTION AND DELIVERY, ETC. BY THE COMPANY OF THE UNDERWRITING AGREEMENT, ETC. The execution, delivery and performance by the Company of the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [the Warrant Agreement], [and] the Purchased Securities[, and any Warrant Securities] have been duly authorized by all requisite corporate action, and the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit

    Agreement,] [the Warrant Agreement] and the Purchased Securities have been duly executed and delivered by the Company.

        4. LEGALITY, ENFORCEABILITY, ETC. OF THE COMPANY'S OBLIGATIONS UNDER THE UNDERWRITING AGREEMENT, ETC. The Underwriting Agreement, [the Delayed Delivery Contracts], the Indenture[, the Warrant Agreement] and the Purchased Securities [(in both temporary and definitive form)] are, and the Warrant Securities will be, legal, valid and binding obligations of the Company and are [(or, in the case of the Warrant Securities, will be)] enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and except as rights to indemnity and contribution under the Underwriting Agreement may be limited under applicable law. The enforceability of the Company's obligations under the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit [Agreement,] [the Warrant Agreement], the Purchased Securities [and the Warrant Securities] is or, in the case of Warrant Securities, will be,] subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5. COMPLIANCE, ETC. WITH CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. The execution and delivery of the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [, the Warrant Agreement] and the Purchased Securities and the performance by the Company of their terms and the issuance of the Purchased Securities do not conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company or of any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.

        6. NO APPROVAL, ETC. REQUIRED. No approval, authorization or other action by, or filing with, any governmental authority, is required in connection with the execution and delivery by the Company of the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [the Warrant Agreement] or the Purchased Securities.

    Based on the foregoing and upon such investigation as I have deemed necessary, I give you my opinion as follows with respect to Texaco:

        1. ORGANIZATION AND STANDING, ETC. OF TEXACO. Texaco has been duly organized and is validly existing in good standing under the laws of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in all of the other states of the United States.

        2. CORPORATE POWER, ETC. TO PERFORM THE UNDERWRITING AGREEMENT, ETC. Texaco has the corporate power and authority to enter into and perform the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture], [the Deposit Agreement,] [the Warrant Agreement] and to execute and deliver the Guaranties.

        3. EXECUTION AND DELIVERY, ETC. BY TEXACO OF THE UNDERWRITING AGREEMENT, ETC. The execution, delivery and performance by Texaco of the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture], [the Deposit Agreement,] [, the Warrant Agreement] and the Guaranties have been duly authorized by all requisite corporate action, and the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture], [the Deposit Agreement,] [, the Warrant Agreement] and Guaranties have been duly executed and delivered by Texaco.

        4. LEGALITY, ENFORCEABILITY, ETC. OF TEXACO'S OBLIGATIONS UNDER THE UNDERWRITING AGREEMENT, ETC. The Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [the Warrant Agreement] and the Guaranties [(in both temporary and definitive form)] are [and, in the case of the Guaranties to be endorsed on the Warrant Securities, will be,] legal, valid and binding obligations of Texaco and are [(or in the case of the Guaranties to be endorsed on the Warrant Securities, will be,)] enforceable against Texaco in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and except as rights to indemnity and contribution under the Underwriting Agreement may be limited under applicable law. The enforceability of Texaco's obligations under the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [the Warrant Agreement] and the Guaranties is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5. COMPLIANCE, ETC. WITH CERTIFICATE OF INCORPORATION AND BY-LAWS OF TEXACO. The execution and delivery of the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [the Warrant Agreement] and the Guaranties and the performance by Texaco of their terms and the issuance of the Guaranties do not conflict with or result in a violation of the Certificate of Incorporation or By-Laws of Texaco or of any agreement, instrument, order, writ, judgment or decree known to me to which Texaco is a party or is subject.

        6. NO APPROVAL, ETC. REQUIRED. No approval, authorization or other action by, or filing with, any governmental authority, is required in connection with the execution and delivery by Texaco of the Underwriting Agreement, [the Delayed Delivery Contracts], [the Indenture,] [the Deposit Agreement,] [the Warrant Agreement] or the Guaranties.

    I give you my further opinion that:

        1. QUALIFICATION OF THE INDENTURE. The Indenture has been duly qualified under the TIA.

        2. REGISTRATION STATEMENT IS EFFECTIVE, ETC. The Registration Statement has become effective under the Act, and, to the best of my knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, as of their respective effective or issue dates or in the case of documents incorporated by reference in the Prospectus as of the respective dates such documents were filed with the Commission, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations; I have no reason to believe that (except for the financial statements included therein, as to which I express no opinion) the Registration Statement and Prospectus on the date of the Underwriting Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of material statutes, material legal and governmental proceedings and material contracts and other documents involving the Company and Texaco are accurate in all material respects and fairly present the information required to be shown; and I do not know of any legal or governmental proceedings involving the Company and Texaco required to be described in the Prospectus which are not described as required, nor of any contracts or documents involving the Company or Texaco of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that I express no opinion as to information furnished by a Purchaser specifically for use in the Registration Statement and the Prospectus.

    [To the extent any Notes are denominated in a currency of a country other than the United States, no opinion is expressed with respect to the laws of any such country. I note that (i) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) a United States Federal court in New York may award judgment in United States dollars, and I express no opinion as to the rate of exchange such court would apply.]

    [This opinion will be modified as necessary to reflect the issuance of Securities other than Debt Securities by the Company.]

                                          Very truly yours,

                                   EXHIBIT C
                                       TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS
                                    FORM OF
                        OPINION OF DAVIS POLK & WARDWELL
                          COUNSEL FOR THE UNDERWRITERS

                                                                  [Closing Date]

[Names and addresses of Purchasers]

Gentlemen:

    We have acted as counsel for the several purchasers (the "Purchasers") named
in the Underwriting Agreement dated as of           (the "Underwriting
Agreement") incorporating by reference the provisions of the Underwriting Agreement Standard Provisions dated February 18, 1998 ( the "Standard Provisions"), with Texaco Capital Inc. (the "Company") and Texaco Inc. ("Texaco") in connection with the purchase by the several Purchasers of
$          principal amount of [name of security] [shares of           ] (the
"Purchased Securities") of the Company, guaranteed (the "Guaranties") by Texaco, to be issued pursuant to an Indenture dated as of August 24, 1984 as (1) supplemented and restated by the First Supplemental Indenture dated as of January 31, 1990, (2) further amended by the First Supplement to the First Supplemental Indenture dated as of October 11, 1990, and (3) further amended by the Second Supplement to the First Supplemental Indenture, dated as of August 5, 1997, (as so supplemented and amended, and as further amended by the Trust Indenture Reform Act of 1990 (P.L. 101-550), the "Indenture") among the Company, Texaco and The Chase Manhattan Bank, as Trustee [, [together with the] [[number
of]] Warrants (the "Warrants") to purchase $          principal amount of [name
of security] (the "Warrant Securities") to be issued pursuant to a Warrant
Agreement dated           , 19  between the Company and [          ], as Warrant
Agent.]

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company and Texaco of the Indenture [,the Warrant Agreement] and the Underwriting Agreement [and delayed delivery contracts, with certain institutional investors ("Delayed Delivery Contracts"),] the authorization, issuance and sale of the Purchased Securities by the Company and the authorization and issuance by Texaco of the Guaranties.

    We have participated in the preparation of the Company's registration
statement on Form S-3 (Registration No.       ) (other than the documents
incorporated by reference in the prospectus included therein (the "Incorporated Documents")) filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"). Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have reviewed evidence that the registration statement was declared effective under
the Act on           , 19  and that the Indenture was qualified under the Trust
Indenture Act of 1939, as amended, on           . The registration statement
(including the Incorporated Documents) as amended to the date of the Underwriting Agreement is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement as supplemented by the prospectus supplement specifically relating to the Purchased Securities is hereinafter referred to as the "Prospectus".

    Based upon the foregoing, we are of the opinion that:

        1. the Indenture has been duly authorized, executed and delivered by the Company and Texaco, is a valid and binding agreement of the Company and Texaco in accordance with its terms and has been duly qualified under the Trust Indenture Act of 1939, as amended;

        2. [(a)] the Purchased Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers [or by institutional investors, if any, pursuant to Delayed Delivery Contracts], will be valid and binding obligations of the Company and entitled to the benefit of the Indenture; [(b) the Warrants when issued, executed, countersigned and delivered in accordance with the provisions of the Warrant Agreement and paid for by the Purchaser, will be valid and binding obligations of the Company and entitled to the benefits of the Warrant Agreement; and (c) any Warrant Securities when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for upon exercise of a Warrant in accordance with the provisions of the Warrant Agreement, will be valid and binding obligations of the Company and entitled to the benefits of the Indenture.]

        3. [(a)] the Guaranties endorsed on the Purchased Securities pursuant to the Indenture have been duly authorized by Texaco, and when executed in accordance with the provisions of the Indenture and when the Purchased Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers, such Guaranties will be valid and binding obligations of Texaco in accordance with their terms; [(b) the Guaranties to be endorsed on the Warrant Securities pursuant to the Indenture have been duly authorized, and when executed, and any Warrant Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for upon exercise of a Warrant in accordance with the provisions of the Warrant Agreement, such Guaranties will be valid and binding obligations of Texaco in accordance with their terms.]

        4. the Underwriting Agreement has been duly authorized, executed and delivered by the the Company and Texaco and is a valid and binding agreement of the Company and Texaco, except as rights to indemnity and contribution thereunder may be limited by applicable law; [and]

        [5. the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and the Guarantor and are valid and binding agreements of the Company and the Guarantor in accordance with their terms;]

        [6. the Warrant Agreement and [Deposit Agreement] has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;]

        [7. the statements in the Prospectus under "Description of the Notes", "Description of the Debt Securities" [,"Description of the Warrants"] and "Plan of Distribution", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.]

    We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with representatives of the Purchasers and with certain officers and employees of, and counsel and independent public accountants for, the Company and Texaco the information furnished, whether or not subject to our check or verification. On the basis of such consideration, review and discussion, but without independent check or verification, we (i) are of the opinion that (except for the financial statements and related schedules included therein, as to which we are not called upon to express an opinion) the Registration Statement and the Prospectus comply as to form in all material respects with the Act and the applicable rules and regulations thereunder and (ii) believe that (except for the financial statements and related schedules included therein, as to which we are not called upon to express a belief and except for that part of the Registration Statement that constitutes the Form T-1 filed with the

Commission relating to the Indenture) the Registration Statement and Prospectus on the date of the Underwriting Agreement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus (except as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    We have examined the opinion dated           of Paul R. Lovejoy, Esq.,
General Counsel of the Company and Assistant General Counsel of Texaco, delivered to the Purchasers pursuant to paragraph 3(b) of the Standard Provisions, and we believe that such opinion is responsive to the requirements
thereof. We have also examined the letter dated           of Arthur Andersen
LLP, relating to the financial statements incorporated by reference in the Registration Statement and the other matters referred to in such letter, delivered to the Purchasers pursuant to paragraph 3(f) of the Standard Provisions. We have participated in discussions with representatives of Arthur Andersen LLP, relating to the form of such letter, and we believe that it is substantially in the form agreed to.

    This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

    [This opinion will be modified as necessary to reflect the issuance of Securities other than Debt Securities by the Company.]

                                          Very truly yours,

                                   EXHIBIT D
                                       TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS

                                    FORM OF
                            SECRETARY'S CERTIFICATE

    I,                         , [the] [an] [Assistant] Secretary of Texaco
Capital Inc., a Delaware corporation ("Company"), pursuant to the Underwriting
Agreement dated             (the "Underwriting Agreement") (incorporating by
reference the Underwriting Agreement Standard Provisions dated February 18,
1998) among the Company, Texaco Inc. and the several Purchasers named therein, DO HEREBY CERTIFY that:

        (1) There has been no amendment to the Certificate of Incorporation of
    the Company since [            .] [except set forth any changes].

        (2) Attached hereto as Exhibit A is a true and complete copy of the By-Laws of the Company.

        (3) There are no proceedings pending or threatened for the dissolution or liquidation of the Company or threatening its existence.

        (4) There has been no amendment to those certain resolutions adopted by
    the Board of Directors of the Company on           [which resolutions were
    adopted by unanimous written consent;] [at which a quorum for the transaction of business was present and acting throughout;] and such resolutions (a copy of which is attached hereto as Exhibit B) are still in full force and effect in the form adopted.

        (5) To the best of my knowledge and based on reasonable investigation no stop order suspending the effectiveness of the Registration Statement
    (Registration No.      ) is in effect and no proceedings for such purpose
    are pending or threatened by the Securities and Exchange Commission.

        (6) The persons named below were duly elected to the offices indicated and were serving in such capacities on the date on which they executed any documents in connection with the transactions contemplated by the Underwriting Agreement, and the signatures opposite their names are the respective signatures of such persons: [set forth name, titles and specimen signature of each person who signed any of the Underwriting Agreement, Standard Provisions, Indenture, Warrant Agreement, Registration Statement or Purchased Securities].

                                          --------------------------------------

                                                 [ASSISTANT] SECRETARY OF

                                                   TEXACO CAPITAL INC.

Dated: [Date of Closing]

                                   EXHIBIT E
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS

                                    FORM OF
                             OFFICER'S CERTIFICATE

    I,                        , [Title] of Texaco Inc., a Delaware corporation
("Texaco"), pursuant to the terms of the Underwriting Agreement dated
                     (incorporating by reference the Underwriting Agreement Standard Provisions dated February 18, 1998), among Texaco Capital Inc., Texaco and the several Purchasers named therein, DO HEREBY CERTIFY that to the best of my knowledge and based on reasonable investigation: (1) no stop order suspending the effectiveness of the Registration Statement on Form S-3 (Registration
No.         ) is in effect and no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission and (2) there has been no material adverse change (not in the ordinary course of business) in the financial condition of Texaco and its consolidated subsidiaries, taken as a whole, from that set forth in or contemplated by said Registration Statement.

Dated: [Date of Closing]
                                          ______________________________________

                                                  [TITLE] OF TEXACO INC.

                                   EXHIBIT F
                                       TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS
                                    FORM OF
                            SECRETARY'S CERTIFICATE

    I,                         , [the] [an] [Assistant] Secretary of Texaco
Inc., a Delaware corporation ("Texaco"), pursuant to the terms of the
Underwriting Agreement dated           (the "Underwriting Agreement")
(incorporating by reference the Underwriting Agreement Standard Provisions dated February 18, 1998) among Texaco Capital Inc., Texaco and the several Purchasers named therein, DO HEREBY CERTIFY that:

        (1) There has been no amendment to the Restated Certificate of
    Incorporation of Texaco since [          ] [except set forth any changes].

        (2) Attached hereto as Exhibit A is a true and complete copy of the By-Laws of Texaco.

        (3) There are no proceedings pending or threatened for the dissolution or liquidation of Texaco or threatening its existence.

        (4) There has been no amendment to those certain resolutions adopted by
    the Board of Directors of Texaco on           at which a quorum for the
    transaction of business was present and acting throughout; and such resolutions (a copy of which are attached hereto as Exhibit B) are still in full force and effect in the form adopted.

        (5) The persons named below were duly elected to the offices indicated and were serving in such capacities on the date on which they executed any documents in connection with the transactions contemplated by the Underwriting Agreement, and the signatures opposite their names are the respective signatures of such persons: [set forth name, titles and specimen signature of each person who signed any of the Underwriting Agreement, Standard Provisions, Indenture, Warrant Agreement, Registration Statement or Guaranty].
                                          ______________________________________
                                                 [ASSISTANT] SECRETARY OF

                                                       TEXACO INC.

Dated: [Date of Closing]

                                   EXHIBIT G
                                       TO
                             UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS
                         LETTER OF ARTHUR ANDERSEN LLP

    [LEGEND. This draft represents a letter we would be prepared to sign as of the effective date of the registration statement if the Representative had been chosen at that date and requested such a letter. Based on our discussions with Texaco Inc., the procedures set forth are similar to those that experience indicates underwriters often request in such circumstances. The text of the final letter will depend, of course, on whether the Representative who is selected requests that other procedures be performed to meet his needs and whether the Representative requests that any of the procedures be updated to the date of issuance of the signed letter.]

[Names of Purchasers]                                          [Date of Closing]

[c/o Representative]

Dear Sirs:

    We have audited the consolidated balance sheet of Texaco Inc. and subsidiary companies (the Company) as of December 31, [insert year of latest, audited, publicly available financial statements], and [insert prior year of latest, audited, publicly available financial statements], and the related statements of consolidated income, retained earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, [insert year of latest, audited, publicly available financial statements], and the financial statement schedules, all included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, [insert year of latest, audited, publicly available financial statements], and incorporated by reference
in the registration statement (No. [33-      ]) on Form S-3, filed on February
18, 1998 by Texaco Capital Inc. under the Securities Act of 1933 (the Act); our reports with respect to the aforementioned consolidated financial statements and financial statement schedules are also incorporated by reference in the registration statement and prospectus. The registration statement, effective
          , 19  and prospectus supplement dated           , 19  , are herein
referred to as the registration statement and the prospectus, respectively.

    In connection with the registration statement and prospectus:

        1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

        2. In our opinion, the consolidated financial statements and financial statement schedules of the Company audited by us and incorporated by reference in the registration statement and prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related published rules and regulations.

        3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, [insert year of latest, audited, publicly available financial statements], although we have performed an audit for the year ended December 31, [insert year of latest, audited, publicly available financial statements], the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, [insert year of latest, audited, publicly available financial statements], and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of [insert either: March 31, March 31 and June 30, or March 31, June 30 and September 30], [insert the year subsequent to the latest, audited, publicly available financial statements], the unaudited statement of consolidated income for the [insert either: three month period ended March 31: three month period ended March 31 and three and six month periods ended June 30; or three month period ended March 31, three and six month periods ended June 30 and three and nine month periods ended September 30], [insert year subsequent to; and year of latest, audited, publicly available financial statements], or the unaudited condensed statement of consolidated cash flows for the [insert either: three month period ended March 31, three and six month periods ended March 31 and June 30, or the three, six and nine month periods ended March 31, June 30, and September 30], [insert year subsequent to; and year of latest, audited, publicly available financial statements], included in the Company's quarterly report[s] on Form 10-Q for the quarter[s] ended [insert either: March 31, March 31 and June 30 or March 31, June 30 and September 30], [insert year subsequent to year of latest, audited, publicly available financial statements], incorporated by reference in the registration statement and prospectus, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, [insert year of latest, audited, publicly available financial statements].*

        4. For purposes of this letter, we have read the [insert current and prior year if audited year-end financial statements are not available] minutes of the meetings of the Board of Directors and the Executive Committee of the Board of Directors of the Company, certain of which are in draft form, as set forth in the minute books at [insert date five business days prior to Closing]. Company officials having advised us that the minutes of all such meetings through that date were set forth therein ; and have carried out other procedures to [insert date five business days prior to Closing] (our work did not extend to the period from [insert date four business days prior to Closing], to [insert Closing Date], inclusive), as follows:

        With respect to the interim period[s] ended [insert either: March 31, March 31 and June 30 or March 31, June 30, and September 30], [insert year subsequent to year of latest, audited, publicly available financial statements] and [year of latest, audited, publicly available financial statements] we have:*

           (a) Read the unaudited consolidated balance sheet as of [insert either March 31, March 31 and June 30 or March 31, June 30 and September 30], [insert year subsequent to year of latest, audited, publicly available financial statements] and unaudited statement of consolidated income, and condensed statement of consolidated cash flows for the [insert either: three month period ended March 31, three and six month periods ended March 31 and June 30 or the three, six and nine month periods ended March 31, June 30 and September 30], [insert year subsequent to: and year of latest, audited publicly available financial statements] incorporated by reference in the registration statement and prospectus, and agreed the amounts contained therein with the Company's accounting records as of [insert either: March 31, March 31 and June 30, or March 31, June 30 and September 30], [insert year subsequent to; and year of latest, audited, publicly available financial statements], and for the [insert either: three month, three and six month or three, six and nine month] periods then ended.

           (b) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (a): (1) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the registration statement and prospectus, and (2) comply in form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and

------------------------

*   Paragraph to be adjusted depending on date of letter.

       the related published rules and regulations. Those officials stated that the unaudited consolidated financial statements (1) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements, and (2) comply in form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the related published rules and regulations.

        The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. We make no representations regarding the sufficiency of the foregoing procedures for your purposes. Had we performed additional procedures or had we conducted an audit or a review, other matters might have come to our attention that would have been reported to you.

        5. Company officials have advised us that no financial statements as of any date or for any period subsequent to [insert either: March 31, June 30 or September 30], [insert year subsequent to year of latest, audited, publicly available financial statements], are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [insert date of latest 10-Q filed with the SEC] have, of necessity, been even more limited than those with respect to the periods referred to in 4(a). We have made inquiries of certain Company officials who have responsibility for financial and accounting matters regarding whether there was at [insert date five business days prior to Closing], as compared with amounts shown on the [insert date of latest 10-Q filed with the SEC] unaudited consolidated balance sheet incorporated by reference in the registration statement and prospectus:

           (a) any change in excess of ten percent in consolidated total debt (including capital lease obligations) with the exception of changes due to foreign currency translation effects, scheduled debt repayments, amortization of debt discount and conversions of subsidiary companies' convertible debentures into common stock of Texaco Inc. [set forth any other applicable exceptions]; or

           (b) any change in excess of ten percent in capital stock of Texaco Inc. with the exception of changes due to treasury stock transactions and conversions of subsidiary companies' convertible debentures into common stock of Texaco Inc. [set forth any other applicable exceptions]; or

           (c) any decrease in total stockholders' equity with the exception of changes due to treasury stock transactions and declaration of dividends on capital stock [set forth any other applicable exceptions].

           On the basis of these inquiries and of our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there were any such changes or decreases, except in all instances for changes or decreases that the registration statement and prospectus disclose have occurred or may occur.

        6. We inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the information included under the heading "Ratio of earnings to fixed charges of Texaco on a total enterprise basis (unaudited)" conforms in all material respects with the requirements of item 503(d) of Regulation S-K. These officials stated, in response to our inquiries, that this information conforms in all material respects with the disclosure requirements of item 503(d) of Regulation S-K.

        7. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions and, accordingly, we express no opinion thereon.

        8. It should be understood that we made no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or ratios listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and prospectus and make no representations as to the adequacy of disclosures or as to whether any material facts have been omitted.

        9. This letter is solely for the information of the addresses and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement and prospectus, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement and prospectus or any other document, except that reference may be made to it in the Underwriting Agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement and prospectus.

                                          Very truly yours,

                                   EXHIBIT H
                           TO UNDERWRITING AGREEMENT
                              STANDARD PROVISIONS
                                    FORM OF
                           DELAYED DELIVERY CONTRACT

                                                               [Date]

Dear Sirs:

    The undersigned agrees to purchase from Texaco Capital Inc., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, and Texaco Inc., a Delaware corporation ("Texaco") agrees to guarantee $ principal amount of the Company's [state title of debt securities] ("Debt
Securities") [together with warrants ("Warrants") to purchase $      principal
amount of the Company's [title of issue],] (collectively the "Purchased
Securities"), offered by the Company's Prospectus dated             , 19  as
supplemented, receipt of which is hereby acknowledged, at a purchase price of
  % of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

    The undersigned will purchase from the Company Purchased Securities in the principal amounts on the delivery dates set forth below:

         DELIVERY                PRINCIPAL                  PLUS ACCRUED
           DATE                   AMOUNT                   INTEREST FROM:
---------------------------  -----------------  ------------------------------------

Each date on which Purchased Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

    Payment for the Purchased Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by wire
transfer at the office of             , New York, NY, at 10 a.m. (New York time)
on the Delivery Date, upon delivery to the undersigned of the Purchased Securities to be purchased by the undersigned on the Delivery Date, duly guaranted by Texaco in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

    The obligation of the undersigned to take delivery of and make payment for the Purchased Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Purchased Securities to be made by the undersigned shall not at any time of delivery be prohibited under the law of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the purchasers (the "Purchasers") named in the Prospectus as supplemented referred to above, of such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Purchasers in connection therewith.

    Failure to take delivery of and make payment for Purchased Securities by any Purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

    This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

    If this contract is acceptable to the Company, it is requested that the Company and Texaco sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

    This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                          Yours very truly,
                                          ______________________________________

                                                       (PURCHASER)
                                          By ___________________________________
                                          ______________________________________

                                                         (TITLE)
                                          ______________________________________
                                          ______________________________________

                                                        (ADDRESS)

Accepted as of the date first above written:

TEXACO CAPITAL INC.
By ____________________________________

TEXACO INC.
By ____________________________________

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

    The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

                               TELEPHONE NO.
                                (INCLUDING
           NAME                 AREA CODE)                   DEPARTMENT
---------------------------  -----------------  ------------------------------------

                                      H-2